Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:
Paul B. Susie
Chief Financial Officer &
Executive Vice President
Email:psusie@severnbank.com
Phone: 410.260.2000

Severn Bancorp, Inc. Announces Fourth Quarter and Year End Earnings

Annapolis, MD (January 29, 2018) – Severn Bancorp, Inc., (“the Company”),(Nasdaq: SVBI) parent company of Severn Bank (“Severn”), today announced a net loss of $349 thousand or $.03 per diluted share for the fourth quarter of 2017 compared to net income of $1.1 million or $.08 per diluted share for the fourth quarter of 2016. Net income was $2.8 million or $.21 per diluted share for the year ended December 31, 2017, compared to net income of $15.5 million or $1.15 per diluted share for the year ended December 31, 2016. Net income for the year ended December 31, 2016 included the removal of the valuation allowance on the deferred tax asset. This led to a gain of $11.8 million being recorded as an income tax benefit. On a pre-tax basis, income was $7.8 million and $5.5 million for the years ended December 31, 2017 and 2016, respectively.

Both fourth quarter and year-end earnings for 2017 were adversely impacted with the signing into law of the Tax Cuts and Jobs Act (the “Act”) which was enacted on December 22, 2017 and went into effect January 1, 2018.  The Company’s net deferred tax asset was based on the previously enacted federal tax rate of 34%. As a result of the reduction in the maximum corporate income tax rate to 21% under the Act, the Company revalued its net deferred tax asset at December 31, 2017. This resulted in a reduction in the value of the net deferred tax asset of approximately $1.9 million, which is recorded as additional income tax expense in the Company’s statement of operations for the fourth quarter of 2017. Discounting the impact of the one-time deferred tax asset adjustment the Company would have reported net income of $1.5 million or $.12 per diluted share for the fourth quarter of 2017 and net income of $4.7 million or $.38 per diluted share for the year ended December 31, 2017.

During 2017 the Company experienced loan growth of $57.9 million which was an increase of 9.48%, and achieved $30.3 million worth of deposit growth. Asset quality continues to improve with non-performing assets decreasing from 1.4% of total assets down to 0.8% year over year. The cost of funds decreased significantly with interest on borrowings decreasing 27.6% quarter over quarter and down 20.65% year over year. Higher cost borrowings also decreased by $15.0 million. The Company saw an improvement in its efficiency ratio to 69.42% from 80.97% quarter over quarter and 75.45% compared to 81.64% year over year.

 “Our 2017 story is a good one,” stated Alan J. Hyatt, President and Chief Executive Officer. Mr. Hyatt continued, “We made strong and steady progress each quarter last year. All of the trends are positive and continue to head in the right direction. Loan growth is strong and deposit growth is good. We are building strong community banking relationships and remain committed to serving Anne Arundel County residents and businesses.  More than ever we are dedicated to improving shareholder value and making Severn the premier community bank in the region.”

About Severn Bank: Founded in 1946, Severn is a full-service community bank offering a wide array of personal and commercial banking products as well as residential and commercial mortgage lending. It has assets of approximately $804 million and five branches located in Annapolis, Edgewater and Glen Burnie, and Severna Park, Maryland. The bank specializes in exceptional customer service and holds itself and its employees to a high standard of community contribution. Severn Bank is a trade name used by Severn Savings Bank, FSB. Severn is on the Web at www.severnbank.com.

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Forward Looking Statements

In addition to the historical information contained herein, this press release contains forward-looking statements that involve risks and uncertainties that may be affected by various factors that may cause actual results to differ materially from those in the forward-looking statements. The forward-looking statements contained herein include, but are not limited to, those with respect to management’s determination of the amount of loan loss reserve and statements about the economy. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “could,”  “should,” “guidance,” “potential,” “continue,” “project,” “forecast,” “confident,” and similar expressions are typically used to identify forward-looking statements. Severn’s operations and actual results could differ significantly from those discussed in the forward-looking statements. Some of the factors that could cause or contribute to such differences include, but are not limited to, changes in the economy and interest rates both in the nation and in Severn’s general market area, federal and state regulation, competition and other factors detailed from time to time in Severn’s filings with the Securities and Exchange Commission (the “SEC”), including “Item 1A. Risk Factors” contained in Severn’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Severn Bancorp, Inc.
Consolidated Income Statement
(dollars in thousands)
(Unaudited)

Quarterly income statement results:	Three Months Ended December 31,
	2017	2016	$ Change	% Change

Interest Income

Interest on loans	$8,026	$7,415	$611	8.24%
Interest on securities	305	259	46	17.76%
Other interest income	199	88	111	126.14%

Total interest income	8,530	7,762	768	9.89%

Interest Expense

Interest on deposits	1,113	1,031	82	7.95%
Interest on long term borrowings	749	1,035	(286)	-27.63%

Total interest expense	1,862	2,066	(204)	-9.88%

Net interest income	6,668	5,696	972	17.07%

Provision for (reversal of) loan losses	0	(500)	500	-100.00%

Net interest income after provision for (reversal of) loan losses	6,668	6,196	472	7.62%

Other Income

Mortgage-banking revenue	357	961	(604)	-62.85%
Real Estate Commissions	400	283	117	41.34%
Real Estate Management Income	162	174	(12)	-6.90%
All other income	558	74	484	654.05%

Net other income	1,477	1,492	(15)	-1.01%

Net interest income after provision for (reversal of) plus other income	8,145	7,688	457	5.94%

Non-Interest Expenses

Compensation and related expenses	4,016	4,207	(191)	-4.54%
Net Occupancy & Depreciation	344	916	(572)	-62.45%
Net Costs of Foreclosed Real Estate	(33)	10	(43)	-430.00%
Other	1,295	650	645	99.23%

Total non-interest expenses	5,622	5,783	(161)	-2.78%

Income before income tax provision	2,523	1,905	618	32.44%

Income tax provision	2,872	802	2,070	258.10%

Net income (loss)	$(349)	$1,103	$(1,452)	-131.64%
Net income (loss) available to common shareholders	$(419)	$1,033	$(1,452)	-140.56%

Severn Bancorp, Inc.
Consolidated Income Statement
(dollars in thousands)
(Unaudited)

Year-to-Date income statement results:	Year Ended December 31,
	2017	2016	$ Change	% Change

Interest Income

Interest on loans	$30,294	$29,262	$1,032	3.53%
Interest on securities	1,233	1,149	84	7.29%
Other interest income	697	339	358	105.60%

Total interest income	32,224	30,750	1,474	4.79%

Interest Expense

Interest on deposits	4,037	4,033	4	0.10%
Interest on long term borrowings	3,593	4,528	(935)	-20.65%

Total interest expense	7,630	8,561	(931)	-10.87%

Net interest income	24,594	22,189	2,405	10.84%

Provision for (reversal of) loan losses	(650)	(350)	(300)	85.71%

Net interest income after provision for (reversal of) loan losses	25,244	22,539	2,705	12.00%

Other Income

Mortgage-banking revenue	1,507	3,654	(2,147)	-58.76%
Real Estate Commissions	1,358	1,529	(171)	-11.17%
Real Estate Management Income	675	738	(63)	-8.52%
All other income	1,698	1,150	548	47.67%

Net other income	5,238	7,071	(1,833)	-25.92%

Net interest income after provision for (reversal of) plus other income	30,482	29,610	872	2.94%

Non-Interest Expenses

Compensation and related expenses	14,734	15,425	(691)	-4.48%
Net Occupancy & Depreciation	1,358	1,858	(500)	-26.91%
Net Costs of Foreclosed Real Estate	132	194	(62)	-31.96%
Other	6,418	6,607	(189)	-2.86%

Total non-interest expenses	22,642	24,084	(1,442)	-5.99%

Income before income tax provision	7,840	5,526	2,314	41.87%

Income tax provision	5,022	(10,014)	15,036	-150.15%

Net income (loss)	$2,818	$15,540	$(12,722)	-81.87%
Net income (loss) available to common shareholders	$2,538	$13,318	$(10,780)	-80.94%

Severn Bancorp, Inc.
Consolidated Balance Sheet
(dollars in thousands, except per share data)
(Unaudited)

	December 31, 2017	December 31, 2016	$ Change	% Change
Balance Sheet Data:

ASSETS
Cash	$2,382	$39,396	$(37,014)	-93.95%
Federal funds and Interest bearing deposits in other banks	28,251	27,718	533	1.92%
Investment securities available for sale	10,119	-	10,119	100.00%
Investment securities held to maturity	54,303	62,757	(8,454)	-13.47%
Loans held for sale	4,530	10,307	(5,777)	-56.05%
Loans receivable	668,151	610,278	57,873	9.48%
Loan valuation allowance	(8,055)	(8,969)	914	-10.19%
Accrued interest receivable	2,640	2,249	391	17.39%
Foreclosed real estate, net	403	973	(570)	-58.58%
Premises and equipment, net	23,139	24,030	(891)	-3.71%
Restricted stock investments	4,489	5,103	(614)	-12.03%
Bank owned life insurance	5,064	-	5,064	100.00%
Deferred income taxes	5,302	10,081	(4,779)	-47.41%
Prepaid expenses and other assets	4,070	3,562	508	14.26%

	$804,788	$787,485	$17,303	2.20%

LIABILITIES AND STOCKHOLDERS EQUITY
Deposits	$602,228	$571,946	$30,282	5.29%
Borrowings	88,500	103,500	(15,000)	-14.49%
Subordinated debentures	20,619	20,619	-	0.00%
Accounts payable and accrued expenses	2,341	3,490	(1,149)	-32.92%

Total Liabilities	713,688	699,555	14,133	2.02%

Preferred stock	4	4	-	0.00%
Common stock	122	121	1	0.83%
Additional paid-in capital	65,137	64,471	666	1.03%
Retained earnings	25,873	23,334	2,539	10.88%
Accumulated comprehensive income (loss)	(36)	-	(36)	-100.00%

Total Stockholders' Equity	91,100	87,930	3,170	3.61%

	$804,788	$787,485	$17,303	2.20%

Severn Bancorp, Inc.
Selected Financial Data
(dollars in thousands, except per share data)
(Unaudited)

	Year Ended December 31,		Three Months Ended December 31,
	2017	2016	2017	2016
Per Share Data:				.
Basic earnings per share	$0.21	$1.16	$(0.03)	$0.09
Diluted earnings per share	$0.21	$1.15	$(0.03)	$0.08
Average basic shares outstanding	12,167,016	11,522,333	12,245,425	12,111,055
Average diluted shares outstanding	12,280,761	11,574,892	12,245,425	12,215,629

Performance Ratios:
Return on average assets	0.36%	2.01%	-0.17%	0.56%
Return on average equity	3.21%	16.61%	-1.59%	4.36%
Net interest margin	3.32%	3.13%	3.53%	3.17%
Efficiency ratio*	75.45%	81.64%	69.42%	80.97%

	December 31, 2017	December 31, 2016
Asset Quality Data:
Non-accrual loans	$5,710	$9,852
Foreclosed real estate	403	973
Total non-performing assets	$6,113	$10,825
Total non-accrual loans to total loans	0.9%	1.6%
Total non-accrual loans to total assets	0.7%	1.3%
Allowance for loan losses	$8,055	$8,969
Allowance for loan losses to total loans	1.2%	1.5%
Allowance for loan losses to total
non-accrual loans	141.1%	91.0%
Total non-performing assets to total assets	0.8%	1.4%
Non-accrual troubled debt restructurings (included above)	$819	$2,392
Performing troubled debt restructurings	13,713	18,066
Loan to deposit ratio	110.9%	106.7%

*The efficiency ratio is general and administrative expenses as a percentage of net interest income plus other income